Exhibit 1












                              BELLSOUTH CORPORATION





                    $500,000,000 FLOATING RATE NOTES DUE 2007

                        $800,000,000 4.75% NOTES DUE 2012

                        $700,000,000 6.00% NOTES DUE 2034

                             UNDERWRITING AGREEMENT























NOVEMBER 8, 2004

                             UNDERWRITING AGREEMENT


                                                                November 8, 2004

BellSouth Corporation
1155 Peachtree St., N.E.
Atlanta, GA 30309-3610

Dear Ladies and Gentlemen:

         We (the "Managers") understand that BellSouth Corporation, a Georgia corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its Floating Rate Notes due 2007 (the "Floating Rate Notes"), $800,000,000 aggregate principal amount of its 4.75% Notes due 2012 (the "2012 Notes") and $700,000,000 aggregate principal amount of its 6.00% Notes due 2034 (the "2034 Notes" and together with the Floating Rate Notes and the 2012 Notes, the "Offered Securities"). The Offered Securities will be issued pursuant to an indenture dated as of August 15, 2001 between the Company and The Bank of New York, as Trustee.

         Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriters named below (the "Underwriters") agree to purchase, severally and not jointly, the principal amount of the Floating Rate Notes set forth below opposite their names at 99.750% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from November 15, 2004 to the date of payment and delivery:

                                                       PRINCIPAL AMOUNT
                     NAME                         OF THE FLOATING RATE NOTES

J.P. Morgan Securities Inc.                       $          125,000,000
Lehman Brothers Inc.                                         125,000,000
Goldman, Sachs & Co.                                          62,500,000
Morgan Stanley & Co. Incorporated                             62,500,000
Citigroup Global Markets Inc.                                 62,500,000
Greenwich Capital Markets, Inc.                               62,500,000
           Total.........................         $          500,000,000

         Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriters named below (the "Underwriters") agree to purchase, severally and not jointly, the principal amount of the 2012 Notes set forth below opposite their names at 99.356% of the principal amount of the 2012 Notes, plus accrued interest, if any, from November 15, 2004 to the date of payment and delivery:

                                                       PRINCIPAL AMOUNT
                     NAME                             OF THE 2012 NOTES

J.P. Morgan Securities Inc.                       $          200,000,000
Lehman Brothers Inc.                                         200,000,000
Goldman, Sachs & Co.                                         120,000,000
Morgan Stanley & Co. Incorporated                             64,000,000
Citigroup Global Markets Inc.                                 64,000,000
Greenwich Capital Markets, Inc.                               64,000,000
Deutsche Bank Securities Inc.                                 22,000,000
Mitsubishi Securities International plc                       22,000,000
UBS Securities LLC                                            22,000,000
The Williams Capital Group, L.P.                              22,000,000
           Total.........................         $          800,000,000

         Subject to the terms and conditions set forth herein or incorporated by reference herein, the Company hereby agrees to sell and the underwriters named below (the "Underwriters") agree to purchase, severally and not jointly, the principal amount of the 2034 Notes set forth below opposite their names at 97.769% of the principal amount of the 2034 Notes, plus accrued interest, if any, from November 15, 2004 to the date of payment and delivery:



                                                       PRINCIPAL AMOUNT
                     NAME                             OF THE 2034 NOTES
J.P. Morgan Securities Inc.                       $          175,001,000
Lehman Brothers Inc.                                         175,001,000
Goldman, Sachs & Co.                                          46,666,000
Morgan Stanley & Co. Incorporated                            105,000,000
Citigroup Global Markets Inc.                                 46,666,000
Greenwich Capital Markets, Inc.                               46,666,000
Credit Suisse First Boston LLC                                17,500,000
HSBC Securities (USA) Inc.                                    17,500,000
Merrill Lynch, Pierce, Fenner & Smith                         17,500,000
            Incorporated
Wachovia Capital Markets, LLC                                 17,500,000
Blaylock & Partners, L.P.                                      8,750,000
Morgan Keegan & Company, Inc.                                  8,750,000
National Australia Bank Limited,                               8,750,000
London Branch
SunTrust Capital Markets, Inc.                                 8,750,000
           Total.........................         $          700,000,000




         The Underwriters will pay for such Offered Securities by wire transfer of immediately available funds upon delivery thereof through the book-entry facilities of The Depository Trust Company at 10:00 A.M. (New York time) on November 15, 2004, or at such other time, not later than November 22, 2004, as shall be designated by the Managers.

         The Floating Rate Notes shall have the following terms:

         Maturity November 15, 2007

         Interest Rate:    "LIBOR" plus .125%.

         Redemption Provisions: The Company may not redeem the Floating Rate Notes prior to maturity.

         Interest Payment Dates: February 15, May 15, August 15 and November 15, commencing February 15, 2005.

         Initial Public Offering Price: 100%

         The 2012 Notes shall have the following terms:

         Maturity:         November 15, 2012

         Interest Rate:    4.75%

         Redemption Provisions: The Company may redeem the 2012 Notes in whole at any time or in part from time to time at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the date of redemption on a semi-annual basis at the applicable Treasury Rate (as set forth in the prospectus supplement dated the date hereof) plus 15 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

         Interest Payment Dates: May 15 and November 15, commencing May 15,
         2005.

         Initial Public Offering Price:     99.756%

         The 2034 Notes shall have the following terms:

         Maturity:         November 15, 2034

         Interest Rate:    6.00%

         Redemption Provisions: The Company may redeem the 2034 Notes in whole at any time or in part from time to time at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest discounted to the date of redemption on a semi-annual basis at the applicable Treasury Rate (as set forth in the prospectus supplement dated the date hereof) plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

         Interest Payment Dates:   May 15 and November 15, commencing May 15,
         2005.

         Initial Public Offering Price:     98.644%

         Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Offered Securities, severally and not jointly, represents to and agrees with the Company as follows:

         (a)(i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any Offered Securities in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom;

         (b) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in the Netherlands any Offered Securities with a denomination of less than EUR50,000 (or its foreign currency equivalent) other than to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises) unless one of the other exemptions from or exceptions to the prohibition contained in article 3 of the Dutch Securities Transactions Supervision Act 1995 (Wet toezicht effectenverkeer 1995) is applicable and the conditions attached to such exemption or exception are complied with; and

         (c) it has agreed that it will not offer or sell any Offered Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law of Japan and any other applicable laws, regulations and ministerial guidelines of Japan.

         All the provisions contained in the document entitled the BellSouth Corporation Underwriting Agreement Standard Provisions (Debt) dated August 17, 2004 (the "Standard Provisions"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

         Any references to "Manager" in the Standard Provisions shall be deemed to refer to the Managers as defined above; except that in Section IX of the Standard Provisions, the references to "Manager" shall be deemed to refer to J.P. Morgan Securities Inc. and Lehman Brothers Inc. with respect to a determination relating to the Floating Rate Notes, J.P. Morgan Securities Inc., Lehman Brother Inc. and Goldman, Sachs & Co. with respect to a determination relating to the 2012 Notes and J.P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated with respect to a determination relating to the 2034 Notes.

         Section V(d) of the Standard Provisions is hereby amended to read as follows: "The Manager shall have received on the Closing Date letters, dated the Closing Date, in form and substance satisfactory to the Manager, from each of PricewaterhouseCoopers LLP and Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' `comfort letters' to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus."

                                                     Very truly yours,


                                            J.P. MORGAN SECURITIES INC.
                                            By:  /s/ Stephen L. Sheiner
                                                 Name:  Stephen L. Sheiner
                                                 Title: Vice President


                                            LEHMAN BROTHERS INC.
                                            By:  /s/ Martin Ragde
                                                 Name:  Martin Ragde
                                                 Title: Managing Director


                                            GOLDMAN, SACHS & CO.
                                            By:  /s/ Goldman, Sachs & Co.
                                                 (Goldman, Sachs & Co.)
                                                      and


                                            MORGAN STANLEY & CO. INCORPORATED
                                            By:  /s/ Harold J. Hendershot III
                                                 Name:  Harold J. Hendershot III
                                                 Title: Executive Director

                                                 Acting on behalf of themselves
                                                 and the several Underwriters
                                                 named above




Accepted:

BELLSOUTH CORPORATION
By:  /s/ Lynn Wentworth
     Name:  Lynn Wentworth
     Title:

                              BELLSOUTH CORPORATION

                             UNDERWRITING AGREEMENT

                           STANDARD PROVISIONS (DEBT)





















AUGUST 17, 2004

         From time to time, BellSouth Corporation, a Georgia corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                       I.

         The Company proposes to issue, from time to time, debt securities (the "Securities") which will be issued pursuant to the provisions of an Indenture (each, the "Indenture") between the Company and the Trustee named therein in substantially the form as the indentures filed as exhibits to Registration Statement No. 333-117772. The Securities may have varying designations, maturities, rates and times of payment of interest, if any, selling prices, redemption terms, if any, and other specific terms.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Securities and will file with the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to a series of Securities issued pursuant to the Indenture (the "Offered Securities") pursuant to Rule 424 under the Securities Act of 1933 (the "Securities Act"). The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement, together with any related registration statement filed with the Commission pursuant to Rule 462(b) under the Securities Act. The term Basic Prospectus means the last dated prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the Prospectus Supplement. The term Preliminary Prospectus means a preliminary prospectus supplement, if any, specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "Preliminary Prospectus" shall include in each case the material, if any, incorporated by reference therein.

         The term Underwriters' Securities means the Offered Securities to be purchased by the Underwriters herein. The term Contract Securities means the Offered Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                       II.

         If the Prospectus provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of the Delayed Delivery Contracts.

         If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Securities to be purchased by the several Underwriters and the aggregate principal amount of Offered Securities to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                      III.

         The Company is advised by the Manager that the Underwriters propose to make a public offering of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                       IV.

         Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds or by wire transfer of immediately available funds (as specified in the Underwriting Agreement) at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of the delivery (through the book-entry facilities of The Depository Trust Company, if specified in the Underwriting Agreement). The time and date of such payment and delivery of the Underwriters' Securities are herein referred to as the Closing Date.

                                       V.

         The several obligations of the Underwriters hereunder are subject to the following conditions:

                  (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission, and there shall have been no material adverse change and no development which, in the reasonable judgment of the Manager, involves a substantial likelihood of a prospective material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus.

                  (b) The Manager shall have received on the Closing Date an opinion (or opinions) of counsel for the Company, who may be an employee of the Company, dated the Closing Date, substantially to the effect set forth in Exhibit A.

                  (c) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, substantially to the effect set forth herein in Exhibit B.

                   (d) The Manager shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Manager, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

                   (e) The Manager shall have received on the Closing Date a certificate signed by the President, any Vice President or the Treasurer or Assistant Treasurer of the Company to the effect that the signer of such certificate has examined the Registration Statement, the Prospectus and this Agreement and that:

                           (i) the representations and warranties of the Company
                  herein are true and correct in all material respects on and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                           (ii) no stop order suspending the effectiveness of
                  the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened by the Commission; and

                           (iii) since the date of the most recent financial
                  statements included or incorporated by reference in the Prospectus, there has been no material adverse change and no development which, in the reasonable judgment of the signer of such certificate, involves the substantial likelihood of a prospective material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus.

                                       VI.

         In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

                  (a) To deliver to the Manager two copies of the Registration Statement as originally filed (including documents incorporated by reference therein) and of all amendments thereto up to the time of closing. Promptly upon the filing with the Commission of any amendment to the Registration Statement or of any supplement to or amendment of the Prospectus, the Company will deliver to the Manager two copies thereof. The terms "supplement" and "amendment" or "amend", as used in this Agreement, shall include all documents subsequently filed by the Company pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") which are deemed to be incorporated by reference in the Prospectus from the date of filing such documents in accordance with Form S-3.

                  (b) If, during such period after the first date of the public offering of the Offered Securities as in the reasonable opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or a condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, at the request of the Manager, forthwith to prepare and furnish, at their own expense, to the Underwriters and to the dealers (whose names and addresses the Manager shall furnish to the Company) to which Offered Securities may have been sold by the Manager on behalf of the Underwriters and to any other dealer upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law. If after the expiration of such period the Company is requested by the Manager to so do, it will prepare and furnish to the Underwriters, at the expense of the Underwriters and after a reasonable time for the preparation thereof, such quantity as may reasonably be required for the purposes contemplated by the Securities Act of an amended or supplemented prospectus (but not further amendments or supplements thereto) complying at the time of delivery with Section 10(a) of the Securities Act, for use in connection with the distribution of the Offered Securities; provided that if the Company has delivered such an amended or supplemented prospectus pursuant to such request it shall not be under any obligation to comply with any further such request.

                  (c) To use their best efforts to qualify the Offered Securities for offer and sale under the applicable securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Offered Securities for investment under the applicable laws of such jurisdictions as the Manager may designate; provided, however that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

                  (d) To make generally available to the Company's security holders as soon as practicable an earnings statement covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the applicable rules and regulations thereunder.

                   (e) Not, without the prior consent of the Manager, to offer or to sell any of the Securities covered by the Registration Statement and having a maturity of more than one year between the commencement of an offering of Offered Securities and the related Closing Date.

                                      VII.

         (a) The Company represents and warrants to each Underwriter that (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration

Statement (including the documents incorporated by reference therein), filed with the Commission pursuant to the Securities Act relating to the Offered Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) each Preliminary Prospectus, if any, filed pursuant to Rule 424 under the Securities Act complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations thereunder and (v) the Registration Statement and the Prospectus at the date of the Prospectus Supplement do not contain and, as further amended or supplemented, if applicable, as of their respective dates, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this paragraph (a) do not apply to statements or omissions in the Registration Statement, any Preliminary Prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

         (b) The Company has complied with all applicable provisions of Section 1 of Laws of Florida, Chapter 92-198 relating to business transactions with Cuba.

         (c) The Company agrees to indemnify and hold each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act of Section 20 of the Exchange Act, harmless from and against any and all losses, claims, damages and liabilities arising because (i) any Preliminary Prospectus, if used prior to the effectiveness of the Registration Statement relating to the Offered Securities, and if used as amended by all amendments thereto which have been furnished to the Manager or to such Underwriter, or (ii) the Registration Statement (or the Prospectus if used within the period set forth in paragraph (b) of Article VI hereof and if used as amended or supplemented by all amendments or supplements thereto which have been furnished to the Manager or to such Underwriter) contained or is alleged to have contained any untrue statement of a material fact or omitted or is alleged to have omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however that the Company will not be liable in any such case to the extent that any such losses, claims, damages or liabilities were caused by any such untrue statement or omission or alleged untrue statement or alleged omission made in reliance upon information furnished to the Company herein or otherwise in writing by or on behalf of any Underwriter specifically for use in connection with the preparation of any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto, or were caused by any statement in or omission from the Statement of Eligibility and Qualification of the Trustee under the Indenture, provided that the indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any losses, claims, damages or liabilities to any person if a copy of the Prospectus (as amended or supplemented by all amendments or supplements thereto which have been furnished to the Manager or to such Underwriter, but without documents incorporated by reference therein or exhibits) shall not have been sent, mailed or given to such person, if required by the Securities Act, at or prior to the written confirmation of the sale of such Securities to such person, and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the

Prospectus (as amended or supplemented).

         (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors or officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to the Underwriters but only in reference to information relating to the Underwriters furnished or confirmed in writing by such Underwriter expressly for use in connection with the preparation of any Preliminary Prospectus, the Registration Statement, the Prospectus or any amendment or supplement thereto.

         (e) The Company and each Underwriter agree that upon the commencement of any action against it, the Company's directors or officers who sign the Registration Statement or any person controlling the Company or any Underwriter as aforesaid in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party or parties otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party or parties shall be entitled to participate at its or their own expense in the defense of such action, or, if it or they so elect, to assume the defense of such action, and in the latter event such defense shall be conducted by counsel chosen by such indemnifying party or parties and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expense of any additional counsel retained by them; but if the indemnifying party or parties shall not elect to assume the defense of such action, such indemnifying party or parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include the Company and one or more Underwriters and either
(i) the indemnifying party or parties and indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, then the indemnifying party or parties shall not have the right to assume the defense of such action on behalf of such indemnified party or parties and will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them and satisfactory to the indemnifying party or parties, it being understood that the indemnifying party or parties shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) for all such indemnified parties, which firm shall be designated in writing by the Manager in the case of an action in which one or more Underwriters or controlling persons are indemnified parties and by the Company in the case of an action in which the Company or any of its directors, officers or controlling persons are indemnified parties. It is also understood that the fees and expenses referred to in the immediately preceding sentence shall be reimbursed as they are incurred. The indemnifying party or parties shall not be liable under this Agreement with respect to any settlement made by any indemnified party or parties without prior written consent by the indemnifying party or parties to such settlement but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such judgment or settlement. Any indemnifying party shall, prior to agreeing to any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, make their best effort to obtain the unconditional release of such indemnified party from all liability or claims rising out of the subject matter of such proceeding.

         (f) If the indemnification provided for in subparagraph (c) and (d) of this Article VII is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect primarily the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities and also to reflect where appropriate the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and by the Underwriters on the other in connection with the offering of the Securities shall be deemed to be in the same proportion as the total gross proceeds from the offering of such Securities (before deducting expenses) received by the Company bear to the total commissions received by the Underwriters. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this subparagraph (f) shall be deemed to include subject to the limitations set forth above in this Article VII, any legal or other expenses reasonably incurred by such indemnified party in connection with defending any such action or claim. Notwithstanding the provisions of this subparagraph (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has been required to pay, otherwise than pursuant to this Article VII, by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this subparagraph (f) are several in proportion to the respective principal amounts of Offered Securities purchased by each such Underwriter and not joint. The remedies provided in this Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.

                                      VIII.

         If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Offered Securities set forth opposite their names in the Underwriting Agreement bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in the Underwriting Agreement, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Article VIII, the Closing Date shall be postponed for such period, not exceeding seven days, as the Manager shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

                                       IX.

         This Agreement shall be subject to termination in the absolute discretion of the Manager, by notice given to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or other calamity or crisis the effect of which is to make it, in the judgment of the Manager, impracticable to market the Offered Securities.

                                       X.

         If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform their respective obligations under this Agreement except pursuant to Article VIII hereof, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities.

         This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                                                      SCHEDULE I

                            DELAYED DELIVERY CONTRACT
           [NOTE: WOULD NEED TO BE DESCRIBED IN PROSPECTUS SUPPLEMENT]

Dear Sirs:

         The undersigned hereby agrees to purchase from BellSouth Corporation, a Georgia corporation (the "Company"), and the Company agrees to sell to the
undersigned, $        principal amount of the Company's [state title of issue]
(the "Securities"), offered by the Company's Prospectus dated             and
Prospectus Supplement dated       ,    , receipt of copies of which are hereby
acknowledged, at a purchase price of   % of the principal amount thereof plus
accrued interest and on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Securities prior to making payment therefor.

         The undersigned will purchase from the Company Securities in the principal amounts and on the delivery dates set forth below:

  DELIVERY                          PRINCIPAL                    PLUS ACCRUED
  DATE                              AMOUNT                       INTEREST FROM:

                                    $
                                    $
                                    $

Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a "Delivery Date."

         Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by [certified or official bank check in New York Clearing House funds] [immediately available funds] at the offices of at 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned [through the facilities of The Depository Trust Company] of the Securities to be purchased by the undersigned on the Delivery Date, [in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date].

         The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that
(1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

         This contract will inure to the benefit of and be binding upon the parties thereto and their respective successors, but will not be assignable by either party hereto without the prior written consent of the other.

         If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

         This contract shall be governed by and construed in accordance with the laws of the State of New York.


                                          Yours very truly,

                                          --------------------------------------
                                          (Purchaser)


                                          By:
                                          ------------------------------------

                                          --------------------------------------
                                          (Title)


                                          --------------------------------------

                                          --------------------------------------
                                          (Address)

Accepted:

BELLSOUTH CORPORATION

By:


                 PURCHASER -- PLEASE COMPLETE AT TIME OF SIGNING

         The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print).


                                  TELEPHONE NO.
   NAME                      (INCLUDING AREA CODE)                   DEPARTMENT:

                                                                       EXHIBIT A


         The opinion of counsel to the Company to be delivered pursuant to
Article V, paragraph (b) of the document dated August 17, 2004 and entitled BellSouth Corporation Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

                  (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia;

                   (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

                  (iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

                  (iv) the Offered Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by the institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Offered Securities will be entitled to the benefits of the Indenture;

                  (v) the performance of this Agreement will not contravene any provision of applicable federal law or the law of the State of Georgia or the articles of incorporation or by-laws of the Company or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company, and no consent, approval or authorization of any governmental body is required for the performance of this Agreement, except that the offer and sale of the Offered Securities in certain jurisdictions may be subject to the Blue Sky or securities laws of such jurisdictions;

                  (vi) the statements in the Prospectus under the captions "Description of Securities", "Description of [Offered Securities]", "Plan of Distribution" and "Underwriting", and the statements in the Company's Annual Report on Form 10-K under "Item 3 -- Legal Proceedings", insofar as such statements constitute summaries of the documents and matters referred to therein, fairly present the information called for with respect to such documents and matters;

                  (vii) (1) each document filed pursuant to the Exchange Act (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with the Exchange Act and all applicable rules and regulations thereunder, and (2) the Registration Statement and the Prospectus (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder, and

                  (viii) nothing has come to the attention of such counsel to cause him or her to believe that (l) (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (2) (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) the Registration Statement and the Prospectus, as of the date of this opinion, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         With respect to the matters set forth in (viii) above, such counsel may state that the opinion is based upon his participation in the preparation of the Registration Statement and the Prospectus and upon review and discussion of the contents thereof, but, except for the statements in the Prospectus referred to in (vi) above and in "Item 3 -- Legal Proceedings" of BellSouth's latest Annual Report on Form 10-K incorporated by reference into the Prospectus, is without independent check or verification except as specified. Insofar as the above opinions relate to matters governed by the laws of the State of New York, the opinion of said counsel may rely on opinion of counsel satisfactory to such counsel.

                                                                       EXHIBIT B

         The opinion of Davis Polk & Wardwell, counsel for the Underwriters, to be delivered pursuant to Article V, paragraph (c) of the document dated August 17, 2004 and entitled BellSouth Corporation Underwriting Agreement Standard Provisions (Debt) shall be to the effect that:

                   (i) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

                  (ii) the Offered Securities have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or by the institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application, and except that the enforceability of the obligations of the Company is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding of equity or at law); the Offered Securities will be entitled to the benefits of the Indenture;

                  (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company except as rights to indemnity and contribution thereunder may be limited under applicable law;

                  (iv) the statements in the Prospectus under the captions "Description of Securities", "Description of [Offered Securities]", "Plan of Distribution" and "Underwriting", insofar as such statements constitute summaries of the documents referred to therein, fairly present the information called for with respect to such documents;

                  (v) the Registration Statement and the Prospectus, (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations thereunder; and

                  (vi) nothing has come to the attention of such counsel to cause such counsel to believe that (1) (except as to financial statements or schedules included therein, and except as to the accuracy or validity or other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) any part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or (2) (except as to financial statements or schedules included therein, and except as to the accuracy or validity of other numerical data included in the Registration Statement and the Prospectus, as to which such counsel need not express any conclusion) the Registration Statement and the Prospectus, as of the date of this opinion, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         With respect to the matters set forth in (v) and (vi) above, such counsel may state that the opinion is based upon such counsel's participation in the preparation of the Registration Statement and the Prospectus and upon review and discussion of the contents thereof, but, except for the statements in the Prospectus referred to in (iv) above, is without independent check or verification except as specified.

Insofar as the above opinions relate to matters governed by the laws of the State of Georgia, the opinion of said counsel may rely on opinion of counsel satisfactory to such counsel.